                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ABC BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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                                       2

                                  ABC BANCORP
                             24 2/nd/ Avenue, S.E.
                           Moultrie, Georgia  31768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 15, 2001

To the Shareholders of ABC Bancorp:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ABC Bancorp (the "Company") will be held at Sunset Country Club, Thomasville Highway, Moultrie, Georgia, on Tuesday, May 15, 2001, commencing at 4:15 p.m., local time, for the following purposes:

     (1)  To elect three Class I directors for a three-year term of office;

     (2) To amend and restate Article V of the Company's Articles of Incorporation to increase the number of authorized shares of common stock thereunder;

     (3) To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, as the Company's independent accountants for the fiscal year ending December 31, 2000; and

     (4) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The close of business on March 22, 2001 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

     Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered -- whether individually, as joint tenants, or in a representative capacity -- and sign the related proxy accordingly.

     A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, for a period of at least ten days prior to the Annual Meeting at the Company's corporate offices located at the address set forth above.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-prepaid envelope. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

                              By Order of the Board of Directors

Moultrie, Georgia
April __, 2001                Doyle Weltzbarker, Chairman

                                  ABC BANCORP
                             24 2/nd/ Avenue, S.E.
                           Moultrie, Georgia  31768

                           _________________________

                                PROXY STATEMENT
                           _________________________

                              GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy (which were first sent or given to shareholders on or about April __, 2001) are furnished to shareholders of ABC Bancorp (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at Sunset Country Club, Thomasville Highway, Moultrie, Georgia, on Tuesday, May 15, 2001, at 4:15 p.m., local time, and any adjournment or postponement thereof.

     A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. All shares represented by a properly executed, unrevoked proxy will be voted on all matters presented at the Annual Meeting on which the shares are entitled to vote, unless the shareholder attends the Annual Meeting and votes in person. Proxies solicited will be voted in accordance with the instructions given on the enclosed form of proxy. UNLESS AUTHORITY IS WITHHELD IN THE MANNER INDICATED ON THE ENCLOSED FORM OF PROXY, IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES NAMED HEREIN.

     Only shareholders of record at the close of business on March 22, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.
On the Record Date, the Company had 8,347,008 shares of common stock, $1.00 par value per share (the "Common Stock"), outstanding and entitled to vote. All holders of Common Stock are entitled to cast one vote per share held as of the Record Date.

     The cost of preparing and mailing proxy materials will be borne by the Company. In addition to solicitation by mail, solicitations may be made by officers and other employees of the Company in person or by telephone, telecopier or telegraph. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed for the expenses of sending proxy materials to the beneficial owners of Common Stock held of record on behalf of such persons.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Principal Shareholders.  There are currently no persons who are known to
     ----------------------
the Board to own beneficially five percent or more of the outstanding Common Stock.

     Security Ownership of Management and Others.  The following table sets
     -------------------------------------------
forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date by directors, nominees for election as directors, executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and by all directors and executive officers as a group.

                                                                            Common Stock Beneficially
Name of Beneficial Owner                Position with the Company       Owned as of March 22, 2001 (1)/+/      Percent of Class
------------------------                -------------------------       ---------------------------------      ----------------
John G. Briggs (2)                               Director                            15,594                                   *
Johnny W. Floyd (3)                              Director                            61,273                                   *
J. Raymond Fulp                                  Director                            35,863                                   *
Kenneth J. Hunnicutt (4)            President, Chief Executive Officer              270,560                                 3.2%
                                               and Director
Daniel B. Jeter                                  Director                             3,854                                   *
W. Edwin Lane, Jr. (5)              Executive Vice President and Chief                9,863                                   *
                                            Financial Officer
Robert P. Lynch (6)                              Director                           150,036                                 1.8%
Mark D. Thomas (7)                   Executive Vice President, Chief                 43,054                                   *
                                      Operating Officer and Director
Eugene M. Vereen, Jr. (8)                        Director                            79,346                                 1.0%
Doyle Weltzbarker (9)                            Director                            90,248                                 1.1%
Henry C. Wortman (10)                            Director                            54,987                                   *
All directors and executive
officers as a group                                 --                               841,403                               10.0%
(17 persons)

____________________________
*Less than 1%.
/+/All fractional shares have been rounded up to the next whole number.

(1) Except as otherwise specified, each individual has sole and direct beneficial ownership interest and voting rights with respect to all shares of Common Stock indicated.

(2)  Includes 298 shares owned by Mr. Briggs' wife.

(3) Includes 9,199 shares owned by Mr. Floyd's wife and 26,978 shares owned by accounts for the benefit of Mr. Floyd's two children, of which Mr. Floyd is custodian.

(4) Includes options to acquire 53,499 shares of Common Stock exercisable within 60 days of March 22, 2001; 102,800 shares of restricted Common Stock, over which Mr. Hunnicutt exercises voting control; 3,182 shares owned by a partnership in which Mr. Hunnicutt's wife is a partner; 20 shares owned jointly with Mr. Hunnicutt's wife; and 400 shares owned by Mr. Hunnicutt's wife.

(5) Includes options to acquire 4,663 shares of Common Stock exercisable within 60 days of March 22, 2001 and 5,200 shares of restricted Common Stock, over which Mr. Lane exercises voting control.

(6) Includes 128,711 shares held by members of Mr. Lynch's family over which Mr. Lynch has voting and investment control.

(7) Includes 28,576 shares of restricted Common Stock and options to acquire 2,400 shares of Common Stock exercisable within 60 days of March 22, 2001.

(8) Includes 2,131 shares owned by Mr. Vereen's wife, with whom Mr. Vereen shares voting and investment control.

(9) Includes 24,426 shares held by the West-End Milling Company ESOP Trust, of which Mr. Weltzbarker serves as trustee and as to which Mr. Weltzbarker disclaims beneficial ownership.

(10) Includes 14,393 shares owned by Mr. Wortman's wife, with whom Mr. Wortman shares investment and voting power; 10,629 shares held as co-trustee with Mr. Wortman's wife for the benefit of their two children; 1,270 shares owned jointly with Mr. Wortman's father-in-law; and 1,706 shares owned jointly by Mr. Wortman and his wife.

(11) Includes options to acquire 67,805 shares of Common Stock exercisable within 60 days of March 22, 2001 and 146,636 shares of restricted Common Stock.

                      PROPOSAL I:  ELECTION OF DIRECTORS


     The Company has a classified Board currently consisting of four Class I directors (Messrs. Floyd, Jeter and Thomas), four Class II directors (Messrs. Briggs, Fulp, Lynch and Wortman), and three Class III directors (Messrs. Hunnicutt, Vereen, and Weltzbarker). The Class I directors currently serve until the Annual Meeting, and the Class II and Class III directors currently serve until the annual meetings of shareholders to be held in 2002 and 2003, respectively. After the Annual Meeting, the Class I, Class II and Class III directors will serve until the annual meetings of shareholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly created directorships can generally be filled by vote of a majority of the directors then in office. Executive officers are elected annually by the Board and serve at the discretion of the Board.

     At the Annual Meeting, shareholders are being asked to elect three directors to serve as Class I directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

     In order to be elected, a nominee for director must receive an affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

     Unless otherwise directed, the persons named as proxies and attorneys in the enclosed form of proxy intend to vote "FOR" the election of the nominees listed below as directors for the ensuing term and until their successors are elected and qualified. If any such nominee for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board knows of no reason to anticipate that the nominees will not be candidates.

     The following sets forth certain information as of the Record Date concerning the nominees for election as directors of the Company and the other directors whose terms of office will continue after the Annual Meeting. Except as set forth below, each of the nominees has been engaged in his principal occupation during the past five years.

Nominees for Election as Class I Directors with Terms Expiring in 2004.
----------------------------------------------------------------------

     Johnny W. Floyd (age 62) has been a director since 1995. Mr. Floyd currently serves as the Chairman of the Board of Directors of Central Bank and Trust, of which he has been a director since 1986. Mr. Floyd is the President of Floyd Timber Company, a forestry products company, and the President of Cordele Realty. Mr. Floyd has also been a member of the Georgia House of Representatives since 1989.

     Daniel B. Jeter (age 49) has been a director since 1997. Mr. Jeter is the Vice-President and a majority shareholder of Standard Discount Corporation ("Standard"), a consumer finance company. Mr. Jeter joined Standard, a family-owned business, in March 1979 and is an officer and director of each of Standard's several affiliates, Colquitt Loan Company, Globe Loan Company of Hazelhurst, Globe Loan Company of Tifton, Globe Loan Company of Moultrie, Peach Finance Company, Personal Finance Service of Statesboro, Globe Financial Services of Thomasville, Classic Insurance Company, Ltd. and Cavalier Insurance Company (of which he serves as President). In addition, Mr. Jeter serves as a director and officer of the Georgia Industrial Loan Corporation and director of the Georgia Financial Services Association.

     Mark D. Thomas (age 47) has been a director of the Company since July 20, 1999. Mr. Thomas has also been Executive Vice President and Chief Operating Officer of the Company since July 20, 1999. From September 1977 through July 1999, Mr. Thomas was employed by First Union National Bank, where he previously served as Senior Vice President and State Consumer Banking Executive for First Union's Tennessee subsidiary. Mr. Thomas currently serves as a director of American Banking Company, Heritage Community Bank, Bank of Thomas County, Citizens Security Bank, Cairo Banking Company, Southland Bank, Central Bank & Trust, First National Bank of South Georgia and Merchants and Farmers Bank, each of which is a wholly-owned subsidiary of the Company. Thomas now resides in Moultrie, Georgia, and is on the board of directors of the United Way of Colquitt County, the Moultrie YMCA and the Colquitt Regional Hospice, and also serves on the Public Affairs Committee of Georgia Bankers Association.

     The background of Wycliffe R. Griffin has been omitted because his term of office will not continue after the Annual Meeting. (See "BOARD OF DIRECTORS - Recent Changes to the Board").

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL I.


                               BOARD OF DIRECTORS

Directors.
---------

     J. Raymond Fulp (age 56) became a director of the Company in 1989 and has been a director of Citizens Security Bank since 1987 and Chairman since 2000. Mr. Fulp is a pharmacist and was the co-owner of Midtown Pharmacy in Tifton, Georgia from 1974 until its sale in 1999. Mr. Fulp's term expires in the year 2002.

     Robert P. Lynch (age 37) was appointed by the Board on February 15, 2000 to serve out the remainder of the term of his father, Hal L. Lynch, who retired from the Board, effective as of the date of the 2000 Annual Meeting of Shareholders. Mr. Lynch currently operates Motor Finance Co. in Jacksonville, Florida. Mr. Lynch's family owns seven automobile dealerships in Florida and Georgia. The family also owns Shadydale Farm, a beef cattle operation located in Shadydale, Georgia. Mr. Lynch's term will expire in the year 2002.

    Henry C. Wortman (age 62) has been a director since 1990. Mr. Wortman has also been Vice Chairman and a director of Heritage Community Bank since 1988. Mr. Wortman has been a principal partner of Jackson & Wortman LLC, a dairy, pecan, timber and general farming operation based in Quitman, Georgia, since 1965. Mr. Wortman is also President of JWIT, LLC and is a member of the Georgia Agricultural Commodity Commission for Milk and a member of the Board of Directors of the Georgia-Florida Fertilizer Company. Mr. Wortman's term expires in the year 2002.

    Eugene M. Vereen, Jr. (age 80) has been a director since 1981. Mr. Vereen was the Chairman of the Board from 1981 to April 19, 1995 and Chief Executive Officer of the Company from 1981 to 1994. From 1971 to present, Mr. Vereen has also served as a director of American Banking Company. From the time of their acquisition to 1995, Mr. Vereen has also served as a director of Heritage Community Bank, Bank of Thomas County, Citizens Security Bank and Cairo Banking Company, each of which is a wholly-owned subsidiary of the Company. Mr. Vereen is President and director of M.I.A., Co., a real estate holding and investment company, and has previously served as Senior President of American Banking Company. He now serves as Chairman of the Board Emeritus of the Company and President Emeritus of American Banking Company. From 1951 until its sale in 1983, Mr. Vereen served as Chairman of the Board of Moultrie Insurance Agency. Mr. Vereen's term expires in the year 2003.

     Kenneth J. Hunnicutt (age 64) has been a director since 1981. Mr. Hunnicutt has also been Chief Executive Officer of the Company since 1994 and President since 1981. Mr. Hunnicutt served as Senior President of American Banking Company from 1989 to 1991 and as President of American Banking Company from 1975 to 1989 and currently serves as a director of American Banking Company, Heritage Community Bank, Bank of Thomas County, Citizens Security Bank, Cairo Banking Company, Southland Bank, Central Bank & Trust, First National Bank of South Georgia and Merchants and Farmers Bank, each of which is a wholly-owned subsidiary of the Company. Mr. Hunnicutt also serves on the advisory board of Norfolk Southern Corporation, which owns Norfolk Southern Railroad. Mr. Hunnicutt's term expires in the year 2003.

     Doyle Weltzbarker (age 66), Chairman of the Board, has been a director since 1985 and was Vice Chairman of the Board from 1995 through 1998. Since 1975, Mr. Weltzbarker has served as director of Heritage Community Bank and he currently serves as Chairman. Since 1985, Mr. Weltzbarker has served as a director and President of West End Milling Company, a feed manufacturing business, and Brooksco Dairy, LLC, a livestock and farming business. Mr. Weltzbarker also serves as a director and officer of Southeast Milk, Inc., of Georgia-Florida Fertilizer Co. and the Georgia Agribusiness Council. Mr. Weltzbarker serves on the advisory board of Norfolk Southern Corporation. Mr. Weltzbarker's term expires in the year 2003.

Recent Changes to the Board.
---------------------------

     In accordance with the Company's Bylaws, which require all directors who attain the age of 70 to retire from the Board no later than the date of the next regularly scheduled annual meeting of the Company's shareholders after the director's birthday, on February 20, 2001, Wycliffe R. Griffin submitted his resignation from the Board, effective as of the date of the Annual Meeting. The vacancy on the Board created by Mr. Griffin's resignation will be filled by the Board in accordance with the Bylaws of the Company.

     Also in accordance with the Company's Bylaws, on July 18, 2000, the Board unanimously appointed John Briggs to fill the vacancy created by the resignation of Bobby B. Lindsey which became effective on May 9, 2000. John Briggs began serving on the Board effective as of the date of his appointment and serves as a Class II director until the next meeting of the Company's shareholders at which Class II directors are elected. The following sets forth certain information as of the Record Date concerning John Briggs.

     John G. Briggs (age 59), was appointed by the Board and began serving on the Board on July 18, 2000. Mr. Briggs has co-owned Briggs Auto Parts since 1967. From 1971 to present, Mr. Briggs has also served as a director of American Banking Company.

Committees of the Board.
-----------------------

     The Company's Executive Committee is currently comprised of six directors, a majority of whom are neither officers nor employees of the Company. The Executive Committee is authorized to exercise all of the powers of the Board, except the power to declare dividends, elect directors, amend the Company's Bylaws, issue stock or recommend any action to shareholders. The Executive Committee, among other things, considers and makes recommendations to the Board regarding the size and composition of the Board, recommends and nominates candidates to fill Board vacancies that occur and recommends to the Board the director nominees for whom the Board will solicit proxies. The current members of the Executive Committee are Messrs. Briggs, Fulp, Hunnicutt, Jeter, Thomas and Weltzbarker. Mr. Vereen served on the Company's Executive Committee until he resigned from such committee on October 17, 2000.

     The Company's Executive Loan Committee is comprised of six members. Five of the Executive Loan Committee members are directors of the Company, and the remaining member is the Company's Senior Credit Officer. The Executive Loan Committee is responsible for reviewing and approving all of the Company's and the Subsidiary Banks' loan and credit requests with principal amounts between $2.5 million and $4.0 million. The current members of the Executive Loan Committee are Mr. Jon S. Edwards and Messrs. Hunnicutt, Jeter, Thomas, Weltzbarker and Wortman.

     The current members of the Company's Compensation Committee, established in 1992, are Messrs. Briggs, Fulp, Hunnicutt, Jeter, Thomas and Weltzbarker. Mr. Vereen served on the Company's Compensation Committee until he resigned from such committee on October 17, 2000. Although during fiscal year 2000, Messrs. Hunnicutt and Thomas served as voting members of the Compensation Committee, beginning in fiscal year 2001, they will serve as non-voting members of such committee. The duties of the Compensation Committee are generally to establish the salaries, bonuses, management perquisites and other compensation of the officers of the Company and each of the Company's nine subsidiary banks (the "Banks"). The Compensation Committee also has the authority to administer and interpret the Company's Money Purchase Pension and 401(k) plans, the ABC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan and the 1997 Incentive Stock Option Plan for Kenneth J. Hunnicutt, including the selection of eligible participants in such plans and the type, amount, duration, acceleration and vesting of individual grants and awards made thereunder.

     The Company also has an Audit Committee consisting of three members, all of whom are directors of the Company. The Audit Committee meets as required to review the audits performed by the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, the Department of Banking of the State of Alabama, the Company's independent accountants and the internal auditors of the Company and the Banks. The current members of the Audit Committee are Messrs. Fulp, Jeter and Wortman.

     The Company does not have a standing nominating committee.

     In 2000, the Board held 12 meetings; the Executive Committee held 12 meetings; the Executive Loan Committee held 17 meetings; the Compensation Committee held 6 meetings; and the Audit Committee held 3 meetings. Each director attended at least 75% of all meetings of the full Board and of those Committees on which he served in 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation.
----------------------

     The following table and notes present the cash and non-cash compensation paid or accrued during each of the last three fiscal years to the Company's Chief Executive Officer and to any other executive officer whose total cash compensation exceeded $100,000.

                          Summary Compensation Table

                                                                                        Long Term Compensation
                                                 Annual Compensation            -------------------------------------
                                         -------------------------------------            Awards              Payouts
                                                                     Other      ----------------------------- -------   All Other
          Name and                                                   Annual     Restricted Stock              LTIP        Annual
     Principal Position        Year         Salary        Bonus   Compensation       Award       Options/SARS Payouts  Compensation
----------------------------  ------    -------------   --------  ------------  ---------------- -----------  -------  ------------
Kenneth J. Hunnicutt,         2000      $294,300(1)(2)  $116,168       ---         $274,032(3)       ---         ---    $66,144(4)
 President, Chief Executive   1999      $277,400(1)(2)  $ 78,310       ---         $274,296(3)       ---         ---    $51,302(4)
 Officer and Director         1998      $263,400(1)(2)  $ 87,236       ---              ---          ---         ---    $43,102(4)

Mark D. Thomas,               2000      $194,100(1)(5)  $ 75,240       ---         $ 20,760(6)    12,000(7)      ---    $15,550(8)
 Executive Vice President,    1999      $ 84,423(1)(5)       ---       ---         $286,802(6)       ---         ---    $ 2,048(8)
 Chief Operating Officer
 and Director                 1998(9)        ---             ---       ---              ---          ---         ---        ---

W. Edwin Lane, Jr.,           2000      $107,025        $ 37,459       ---         $ 20,760(10)   12,000(11)     ---    $12,086(13)
 Executive Vice President     1999      $ 98,400        $  8,715       ---         $ 12,468(10)    2,263(11)(12) ---    $ 9,422(13)
 and Chief Financial Officer  1998      $ 86,114        $  9,892       ---              ---        2,263(11)     ---    $ 6,957(13)

-------------------------------------------
(1)    Includes directors' fees.

(2) Contributions to the investment account under the Deferred Compensation Agreement are disclosed as "All Other Annual Compensation." See footnote
       (4) below.

(3) On January 18, 2000, the Company awarded Mr. Hunnicutt 26,400 shares of restricted Common Stock with a fair market value equal to $10.38 per share on the date of grant. On January 19, 1999, the Board awarded Mr. Hunnicutt 26,400 shares of restricted Common Stock, adjusted to take into account a 6 for 5 stock split for all shareholders of record as of December 15, 1999, with a fair market value equal to $10.39 per share on the date of grant.

(4) For 2000, the Company made contributions for the benefit of Mr. Hunnicutt to the Company's 401(k) plan in the amount of $5,950, to the Company's Money chase Pension Plan in the amount of $8,500, to the investment account under Deferred Compensation Agreement in the amount of $15,300, and to the vestment account under the Salary Continuation Agreement in the amount of $15,802. Amount for 2000 also includes dividends paid on shares of restricted Common Stock during 2000 in the amount of $20,592. For 1999, the Company made contributions for the benefit of Mr. Hunnicutt to the Company's 401(k) plan in the amount of $5,600, to the Company's Money Purchase Pension Plan in the amount of $8,000, to the investment account under the Deferred Compensation Agreement in the amount of $15,300 and to the investment account under the Salary Continuation Agreement in the amount of $15,802. Amount for 1999 also includes dividends paid on shares of restricted Common Stock during 1999 in the amount of $6,600. For 1998, the Company made contributions for the benefit of Mr. Hunnicutt to the Company's 401(k) plan in the amount of $4,000, to the Company's Money Purchase Pension Plan in the amount of $8,000, to the investment account under the Deferred Compensation Agreement in the amount of $15,300 and to the investment account under the Salary Continuation Agreement in the amount of $15,802.

(5) Mr. Thomas commenced employment with the Company as its Executive Vice President and Chief Operating Officer as of July 20, 1999, pursuant to an Executive Employment Agreement that provides for an annual base salary of $180,000. See "--Executive Employment Agreement with Mr. Thomas."

(6) On January 18, 2000, the Company awarded Mr. Thomas 2,000 shares of restricted Common Stock with a fair market value of $10.38 per share on the date of grant. On July 20, 1999, the Board awarded Mr. Thomas 24,576 shares of restricted Common Stock, adjusted to take into account a 6 for 5 stock split for all shareholders of record as of December 15, 1999, with a fair market value equal to $11.67 per share on the date of grant.

(7) On January 18, 2000, the Company awarded Mr. Thomas options to purchase 12,000 shares of Common Stock at an exercise price of $10.38 per share with such options vesting at a rate of 20% per year over a five-year period.

(8) For 2000, the Company made contributions for the benefit of Mr. Thomas to the Company's 401(k) plan in the aggregate amount of $1,670 and to the Company's Money Purchase Pension Plan in the aggregate amount of $2,385. Amount for 2000 also included dividends paid on shares of restricted Common Stock during 2000 in the amount of $11,495. For 1999, the Company paid dividends on the shares of restricted Common Stock held by Mr. Thomas in the amount of $2,048.

(9) Information for fiscal year 1998 is not included for Mr. Thomas, as he was not employed with the Company until July 20, 1999.

(10) On January 18, 2000, the Company awarded Mr. Lane 2,000 shares of restricted Common Stock with a fair market value of $10.38 per share on date of grant. On January 19, 1999, the Company awarded Mr. Lane 1,200 shares of restricted Common Stock, adjusted to take into account a 6 for 5 stock split for all shareholders of record as of December 15, 1999, with a fair market value equal to $10.39 per share on the date of grant.

(11) On January 18, 2000, the Company awarded Mr. Lane options to purchase 12,000 shares of Common Stock at an exercise price of $10.38 per share with such options vesting at a rate of 20% per year over a five-year period. On February 16, 1999, the Company awarded Mr. Lane options to purchase 2,263 shares of Common Stock at an exercise price of $9.90 with such options vesting at a rate of 20% per year over a five-year period. On January 20, 1998 the Company awarded Mr. Lane options to purchase 2,263 shares of Common Stock at an exercise price of $15.94 with such options vesting at a rate of 20% over a five-year period.

(12) Reflects a 6 for 5 stock split for all shareholders of record as of December 15, 1999.

(13) For 2000, the Company made contributions for the benefit of Mr. Lane to the Company's 401(k) plan in the amount of $4,479 and to the Company's Money Purchase Pension Plan in the amount of $6,399. Amount for 2000 also includes dividends paid on shares of restricted Common Stock during 2000 in the amount of $1,208. For 1999, the Company made contributions for the benefit of Mr. Lane to the Company's 401(k) plan in the amount of $3,756 and to the Company's Money Purchase Pension Plan in the amount of $5,366. Amount for 1999 also includes dividends paid on shares of restricted Common Stock held by Mr. Lane in the amount of $300. For 1998, the Company made contributions for the benefit of Mr. Lane to the Company's 401(k) plan in the amount of $2,157 and to the Company's Money Purchase Pension Plan in the amount of $4,800.

Option Grants in Year Ended December 31, 2000
---------------------------------------------

     The following table sets forth information with respect to options granted under the ABC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan to the Company's Chief Executive Officer and to any other executive officer whose total cash compensation exceeded $100,000 for the year ended December 31, 2000.

                                                     OPTION GRANTS DURING 2000
                                                         Individual Grants
                                        -----------------------------------------------------------
                                                         Percent of
                                                            Total
                                         Number of         Options                                              Potential
                                        Securities       Granted to                                        Realizable Value at
                                        Underlying        Employees                                      Assumed Annual Rates of
                                          Options            in         Exercise Price   Expiration      Stock Price Appreciation
                                        Granted(1)          2000         (per share)        Date            for Option Term(2)
                                        ----------          ----         -----------        ----            ------------------
Name                                                                                                            5%             10%
----                                                                                                          ---             ---
Kenneth J. Hunnicutt............               ---            ---               ---            ---            ---             ---
Mark D. Thomas..................            12,000           14.4%           $10.38        1/18/10       $202,900        $323,040
W. Edwin Lane, Jr...............            12,000           14.4%           $10.38        1/18/10       $202,900        $323,040

__________________

(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 10 years after the date of grant.
(2) These amounts represent certain assumed rates of appreciation as set forth by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

  Stock Option Exercises During 2000 and Stock Option Year-End Values
  -------------------------------------------------------------------

     The following table sets forth information with respect to options exercised in the last fiscal year by the Company's Chief Executive Officer and any other executive officer whose total cash compensation exceeded $100,000 for the year ended December 31, 2000, together with the number and value of unexercised options and SARs held as of the end of the last fiscal year for each such person.

  Aggregated Option Exercises and Fiscal Year-End Option/SAR Values
  -----------------------------------------------------------------

                                                             Number of Securities Under-        Value of Unexercised In-the-Money
                                                           lying Unexercised Options/ SARs               Options/SARs at
                                                                    at FY-End (#)                         FY-End ($) (1)
                                                           -------------------------------      ---------------------------------
                              Shares
                           Acquired On           Value
        Name                 Exercise         Realized (1)     Exercisable   Unexercisable        Exercisable       Unexercisable
--------------------       -----------        ------------     -----------   -------------        -----------       -------------
Kenneth J. Hunnicutt           ---               $ ---           44,051         33,450              $48,755             $ ---
Mark D. Thomas                 ---               $ ---              ---         12,000              $   ---             $ ---
W. Edwin Lane, Jr.             ---               $ ---              679         15,847              $   ---             $ ---

_______________

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

Deferred Compensation Agreement
--------------------------------

   The Company has entered into a Deferred Compensation Agreement with Mr. Hunnicutt, pursuant to which the Company has agreed to pay Mr. Hunnicutt deferred compensation in the event of his retirement, disability or death or the termination of his employment in the amounts and for the periods set forth below. In the fiscal year ended December 31, 2000, $44,350 was accrued, but not paid, to Mr. Hunnicutt pursuant to the Deferred Compensation Agreement.


             Event                                           Amount                               Number of Months
-------------------------------       -----------------------------------------------------     --------------------
 Normal retirement                    $3,750/month                                                       180
 Early retirement                     value of investment account (1)                                    120
 Disability                           $3,750/month if during normal retirement                           180
                                      value of investment account if prior to retirement (1)             120
 Death during normal retirement       $5,000/month                                              Balance of 180 months
 Death during early retirement        $5,000/month                                              Balance of 120 months
 Death prior to retirement            $5,000/month                                                       180
 Termination of employment            Value of investment account (1)(2)                                 120

___________________

(1) The balance of the investment account as of December 15, 2001 will be $360,000.
(2) Mr. Hunnicutt may elect not to receive the value of the investment account upon termination of his employment and instead receive normal retirement benefits of $3,750 per month for 180 months when he reaches age 68.

Salary Continuation Agreement
-----------------------------

   The Company has entered into a Salary Continuation Agreement with Mr. Hunnicutt. The Salary Continuation Agreement provides, among other things, that if Mr. Hunnicutt remains in the Company's employ until he reaches age 68, he will be entitled to receive 15 annual payments of $33,750 each.

Executive Employment Agreement with Mr. Hunnicutt
-------------------------------------------------

   The Company entered into an Amended and Restated Executive Employment Agreement with Mr. Hunnicutt effective as of May 24, 1999, (the "Hunnicutt Employment Agreement"), pursuant to which Mr. Hunnicutt has agreed to serve as the President and Chief Executive Officer of the Company for a term of five years. The term of the Hunnicutt Employment Agreement will not expire prior to the expiration of 24 months after the occurrence of a Change of Control (as such term is defined in the Hunnicutt Employment Agreement) of the Company. The Hunnicutt Employment Agreement provides that Mr. Hunnicutt will receive a minimum base salary of $250,000, and he is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company. The Hunnicutt Employment Agreement also provides certain additional benefits to Mr. Hunnicutt if he is terminated by the Board for "cause" (as defined in the Hunnicutt Employment Agreement) or if he terminates his employment for "good reason" (as defined in the Hunnicutt Employment Agreement).

     If Mr. Hunnicutt elects to terminate his employment upon 90 days' notice, or the Hunnicutt Employment Agreement is terminated because of Mr. Hunnicutt's "disability" (as defined in the Hunnicutt Employment Agreement), then the Company is obligated to pay him his annual salary and annual bonus through the date of termination. In the event of Mr. Hunnicutt's death, the Company is obligated to purchase, under certain circumstances, all outstanding stock options previously granted to Mr. Hunnicutt, whether or not such options are then exercisable, at a cash purchase price equal to the amount by which the aggregate fair market value of such options exceed their exercise price. The Hunnicutt Employment Agreement also includes certain restrictive covenants which limit Mr. Hunnicutt's ability to compete with the Company or to divulge certain confidential information concerning the Company.

Executive Employment Agreement with Mr. Thomas
----------------------------------------------

     The Company entered into an Executive Employment Agreement with Mr. Thomas dated as of July 12, 1999 (the "Thomas Employment Agreement"), pursuant to which Mr. Thomas has agreed to serve as the Executive Vice President and Chief Operating Officer of the Company for an initial term of two years. The term is automatically extended for an additional one year term on the anniversary of the effective date of the Thomas Employment Agreement unless either party gives written notice to the other party not to so extend the term within 90 days prior to any such anniversary, in which case no further extension will occur and the term will end two years after the anniversary of the date of the notice not to extend. Notwithstanding any notice by the Company not to extend, the term of the Thomas Employment Agreement will not expire prior to the expiration of 24 months after the occurrence of a Change of Control (as such term is defined in the Thomas Employment Agreement) of the Company. The Thomas Employment Agreement provides that Mr. Thomas will receive a minimum base salary of $180,000, and is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the Executive Vice President and Chief Operating Officer of the Company. The Thomas Employment Agreement also provides certain additional benefits to Mr. Thomas if he is terminated by the Board for "cause" (as defined in the Thomas Employment Agreement) or if he terminates his employment for "good reason" (as defined in the Thomas Employment Agreement).

     If Mr. Thomas elects to terminate his employment upon 90 days' notice, or the Thomas Employment Agreement is terminated because of Mr. Thomas' Disability (as defined in the Thomas Employment Agreement), then the Company is obligated to pay him his annual salary and annual bonus through the date of termination. In the event of Mr. Thomas' death, the Company is obligated to pay him his annual salary and annual bonus through the date of death. The Thomas Employment Agreement also includes certain restrictive covenants which limit Mr. Thomas' ability to compete with the Company or to divulge certain confidential information concerning the Company.

Compensation of Directors
-------------------------

     All directors serving on the Board receive a fee of $500 per month. Board meetings are held monthly. Members of the Executive Committee (except Mr. Hunnicutt and Mr. Thomas) receive a fee of $300 per month, and members of the Audit Committee receive a fee of $200 per meeting. Mr. Wortman receives $200 per meeting for his services on the Executive Loan Committee and is the only member of the Executive Loan Committee to receive compensation for service thereon.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     During 2000, Mr. Hunnicutt served as the Company's President and Chief Executive Officer and also served on the Compensation Committee. Mr. Thomas, who served as the Company's Executive Vice President and Chief Operating Officer during 2000, also served on the Compensation Committee commencing on May 16, 2000 and through the end of fiscal year 2000. No other member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries.

     The Company and the Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with members of the Compensation Committee, including corporations, partnerships and other organizations in which such members have an interest. The Board believes that the terms of such loans (including interest rates, collateral and repayment terms) are fair and equitable and are substantially the same as terms that were prevailing at the time such loans were made with respect to comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Company's executive compensation programs are administered by the Compensation Committee. During 2000, the Compensation Committee was composed of Messrs. Hunnicutt, Jeter, Weltzbarker and Vereen. Mr. Thomas was appointed to serve on the Compensation Committee on May 16, 2000. On October 17, 2000, Mr. Vereen resigned from the Compensation Committee and Messrs. Briggs and Fulp were appointed to serve thereon.

     The Company's executive compensation is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The base salary for executives is determined in relation to their level of responsibility. Salary ranges are reviewed on an annual basis, taking into consideration, among other things, the financial performance of the Company, and are adjusted as necessary. Salaries are reviewed on an annual basis, and salary changes are based primarily upon individual performance.

     In reviewing the performance of Mr. Hunnicutt, the Compensation Committee took into account the Hunnicutt Employment Agreement, which establishes Mr. Hunnicutt's base compensation from year to year. The Company may consider and declare from time to time increases in Mr. Hunnicutt's base compensation, and if operating results of the Company are significantly less favorable in a given year, may decrease the base compensation of executive officers generally, including Mr. Hunnicutt. In determining Mr. Hunnicutt's compensation, the Compensation Committee considered the effects of inflation, adjustments to the salaries of other senior management personnel, Mr. Hunnicutt's past performance and the contribution which he made to the business and profits of the Company during fiscal year 2000. The Company's performance in 2000 reflected net income of $10.1 million, or $1.19 per share of the Common Stock, an increase of 12.2% over net income for 1999 of $9.0 million. The Company's total assets increased from $789 million at December 31, 1999 to $826 million at December 31, 2000, an increase of 4.7%. The Company experienced an increase in total loans of 10.9% from $530 million in 1999 to $587 million in 2000 and an increase in total deposits of 6.1% from $641 million in 1999 to $680 million in 2000. The Company also maintained a net interest margin of 5.20% for 2000, which the Company believes is high by industry standards. Based on the Company's overall operating performance during fiscal year 1999 and projections with respect to the Company's overall operating performance for fiscal year 2000, the Compensation Committee increased Mr. Hunnicutt's base salary by $13,000 for the fiscal year ended December 31, 2000. Mr. Hunnicutt did not participate in the deliberations of the Compensation Committee concerning his compensation.

                    Submitted by the Compensation Committee

                                  John Briggs
                                J. Raymond Fulp
                                Daniel B. Jeter
                             Kenneth J. Hunnicutt
                                Mark D. Thomas
                               Doyle Weltzbarker

                  REPORT OF THE AUDIT COMMITTEE OF THE BOARD


     The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. The primary functions of the Audit Committee are set forth in its charter and include: (i) recommending an accounting firm to be appointed by the Company as its independent accountants; (ii) consulting with the Company's independent accountants regarding their audit plan; (iii) reviewing the Company's financial statements with its accountants; and (iv) determining that management placed no restrictions on the scope or implementation of the independent accountants' report. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.


     The Audit Committee reports as follows:


     (i) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management;

     (ii) The Audit Committee has discussed with Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC ("Mauldin & Jenkins"), the Company's independent accountants, the matters required to be discussed by Statement of Accounting Standards 61;

     (iii) The Audit Committee has received the written disclosures and the letter from Mauldin & Jenkins required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed Mauldin & Jenkins' independence with representatives of Mauldin & Jenkins; and

     (iv) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                       Submitted by the Audit Committee


                                J. Raymond Fulp
                                Daniel B. Jeter
                               Henry C. Wortman

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the change in the cumulative total shareholder return on the Common Stock against the cumulative return of The NASDAQ Stock Market (U.S. Companies) and the index of Nasdaq Bank Stocks for the period commencing May 19, 1994 through December 31, 2000. In May 1994, the Company sold 747,500 shares of Common Stock pursuant to a registered public offering. Prior to the offering, quotations for the Common Stock were not reported on any market, and there was no established public trading market for the Common Stock. The graph shows the value at December 31, 1992, December 31, 1993, December 30, 1994, December 29, 1995, December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 29, 2000 assuming an investment of $100 on May 19, 1994 and reinvestment of dividends and other distributions to shareholders.


                                    [GRAPH]
                                    -------


              Comparison of Five - Year Cumulative Total Returns
                             Performance Graph for
                                  ABC Bancorp

              Produced on 03/13/2001 including data to 12/29/2000



--------------------------------------------------------------------------------

Symbol               CRSP Total Returns Index for:             12/1995  12/1996  12/1997  12/1998  12/1999  12/2000
------               ----------------------------              -------  -------  -------  -------  -------  -------
____________  [_]    ABC Bancorp                                 100.0    121.2    181.4    119.2    124.3    114.9
-- -- -- --    *     Nasdaq Stock Market (US & Foreign)          100.0    122.4    149.4    207.0    385.9    233.0
-----------    .     Nasdaq Bank Stocks                          100.0    132.0    221.1    219.6    211.1    241.1
                     SIC 6020 - 6029, 6710-6719 US & Foreign

_______________
[_] Solid black box
 *  Star
 .  Triangle


 Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/29/1995.
--------------------------------------------------------------------------------

             PROPOSAL II:  PROPOSAL TO AMEND AND RESTATE ARTICLE V
               OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO
               INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
                        STOCK THEREUNDER TO 30,000,000.

     The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock provided for thereunder to 30,000,000 shares of Common Stock. The text of the proposed amendment is included in the Articles of Amendment of the Articles of Incorporation which is attached hereto as Appendix B and shall be filed by the officers of the Company with the Secretary of State of the State of Georgia if Proposal II is approved by the Company's shareholders.

     The Board believes the authorization of the increase in the number of shares of Common Stock is in the best interests of the Company and its shareholders, and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, and otherwise. Except as discussed below, the Company has no present plans with respect to the increased shares of Common Stock.

     The Board is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the shareholders and the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock (whether the limits imposed by applicable law) that could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could also be privately placed with purchasers favorable to the Board in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the shareholders and the Company.

     While the Company may consider effecting an equity offering of Common Stock or otherwise issuing such stock in the proximate future for purposes of raising additional working capital, acquiring related businesses or assets or otherwise, except for issuances of the Common Stock in connection with the Company's proposed acquisition of Golden Isles Financial Holdings, Inc., which has branches located in Brunswick, St. Simone and Jekel Island, Georgia, and Tri-County Bank, which is located in Trenton, Florida, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated.

     Approval of the amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock which are entitled to vote at the Annual Meeting. Unless otherwise specified, the proxy holders designated in the proxy will vote the shares covered thereby at the Annual Meeting FOR the approval of the amendment.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL II.

             PROPOSAL III:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Mauldin & Jenkins as its independent accountants for the fiscal year ended December 31, 2000. Mauldin & Jenkins has served as the Company's independent accountants since 1985. Services provided to the Company and its subsidiaries by Mauldin & Jenkins in the fiscal year ended December 31, 2000 included the examination of the Company's consolidated financial statements, limited review of quarterly reports, services related to filings with the Securities and Exchange Commission (the "SEC") and consultation with respect to various tax matters.

     Representatives of Mauldin & Jenkins will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

Audit Fees

     For the 2000 audit of the Company's annual financial statements, including the review of the quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q filed in 2000, the Company has agreed to pay Mauldin & Jenkins $200,000. As of December 31, 2000, $180,000 of these fees had been billed.

Financial Information Systems Design and Implementation Fees

     For the fiscal year ending December 31, 2000, Mauldin & Jenkins was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

     For the fiscal year-ended December 31, 2000, Mauldin & Jenkins billed $78,000 to the Company for services other than those described above.

Compatibility of Audit Fees

     The Company's Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins and the fees paid to them for such services, and believes that the provision of such services and their fees are compatible with Mauldin & Jenkins's maintaining independence (See "Report of the Audit Committee of the Board").

     Ratification of the appointment of Mauldin & Jenkins as the Company's independent accountants for the fiscal year ended December 31, 2000 requires the affirmative vote of a majority of the outstanding shares of Common Stock which are entitled to vote at the Annual Meeting. Unless otherwise specified, the proxy holders designated in the proxy will vote the shares covered thereby at the Annual Meeting "FOR" ratification of the appointment of Mauldin & Jenkins. In the event that the shareholders do not ratify the appointment of Mauldin & Jenkins, the appointment will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL III.

                              CERTAIN TRANSACTIONS

     The Company and the Banks have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors and officers of the Company and the Banks and their associates, including corporations, partnerships and other organizations in which such directors and officers have an interest. At December 31, 2000, certain executive officers and directors, and companies in which, as of such date, such executive officers and directors had a 10% or more beneficial interest, were indebted to the Banks in the aggregate amount of approximately $7,748,979 million. The Board believes that the terms of such loans (including interest rates, collateral and repayment terms) are fair and equitable and are substantially the same as terms prevailing at the time such loans were made for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

     Since November 1, 1991, the Company has leased a building from Mr. Hunnicutt and Lynn Jones, who serves as a director of one of the Company's subsidiary banks that is used as the Company's operations center in Moultrie, Georgia. On November 1, 1996, the Company renewed the lease increasing the rent payments from $2,500 to $3,334 per month. After renovations and an addition to such building, this lease was extended and rent payments were increased beginning October 1, 1998 to $5,666.67 per month. Rent payments under the extended lease, which expires on November 1, 2003, totaled $68,000 for 2000.

     Commencing in February 1996, the Company leased a building from Mr. Hunnicutt and Mr. Jones that was used for storage and office space for the Company's Facilities Manager in Moultrie, Georgia. The lease for this space was on a month-to-month basis, with annual rent payments of $7,200, paid in monthly installments of $600 each. The lease terminated on March 31, 2000. During fiscal year 2000 the Company paid $1,800 in rent before the lease terminated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all of the Company's officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

     The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the accompanying Notice of Annual Meeting of Shareholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual

Meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than November 16, 2001. Any such proposal must comply in all respects with the rules and regulations of the SEC.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. The Company's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2000 will be filed with the SEC prior to the Annual Meeting. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2000, including financial statements and the footnotes thereto. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

                                    By Order of the Board of Directors

Moultrie, Georgia
April __, 2001                      Doyle Weltzbarker, Chairman

                                                                      APPENDIX A

                                  ABC BANCORP

                            AUDIT COMMITTEE CHARTER

                                 I.   PURPOSE

     The primary function of the audit committee (the "Audit Committee") of the Board of Directors (the "Board") of ABC Bancorp (the "Corporation") is to assist the Board in fulfilling its oversight responsibilities relating to the accounting, legal and reporting practices of the Corporation. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders of the Corporation, relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Corporation's independent auditors, the Corporation's internal auditors, if any, or the entity performing the internal audit function, and the financial management of the Corporation.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices. The Audit Committee's primary duties and responsibilities are to:

     (a) serve as an independent and objective party to review periodically the Corporation's financial reporting process and internal control system;

     (b) review and recommend to the Board, after consultation with the financial management of the Corporation, the Corporation's independent accountants selected to audit the Corporation's financial statements;

     (c) if applicable, review and concur with management's appointment, termination or replacement of the director of the Corporation's internal auditing department, if any, or the company performing such internal audit function; and

     (d) provide an open avenue of communication for the Corporation's independent accountants, financial and senior management, the Corporation's internal auditing department, if any, and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

                               II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The definition of an "independent director" is outlined in the attached Exhibit A. All members of the Audit Committee shall have a working
         ---------
familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting, financial or related management expertise. The Board shall elect members of the Audit Committee each year at a regular or special meeting of the Board or until their successors shall be duly elected and qualified. Unless the full Board elects a Chairman, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

                                 III. MEETINGS

     The Audit Committee shall meet at least three times each calendar year, or more frequently as circumstances dictate. Regular meetings of the Audit Committee may be held without notice at such time and at such place as shall from time to time be determined by the Chairman of the Audit Committee, the President or the Secretary of the Corporation. Special meetings of the Audit Committee may be called by or at the request of any member of the Audit Committee, any of the Corporation's executive officers, the Secretary, the director of Corporation's internal auditing department, if any, or the Corporation's independent auditors, in each case on at least twenty-four hours notice to each member.

     If the Board, management, the director of Corporation's internal auditing department, if any, or the Corporation's independent auditors desire to discuss matters in private, the Audit Committee shall meet in private with such person or group.

     A majority of the Audit Committee members shall constitute a quorum for the transaction of the Audit Committee's business. Unless otherwise required by applicable law, the Corporation's Articles of Incorporation or Bylaws or the Board, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Audit Committee may be taken by a written instrument signed by all of the members of the Audit Committee. Meetings of the Audit Committee may be held at such place or places as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of meetings. Members of the Audit Committee may participate in Audit Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings

     As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the Corporation's internal auditing department, if any, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. Requirements as to quorum and voting requirements for the Audit Committee are set forth in the Corporation's Bylaws.

                       IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

     (a)   review and update this Charter annually as conditions dictate;

     (b) review the Corporation's annual financial statements with management and the Corporation's independent accountants to review any changes in accounting principles and to determine that the Corporation's independent accountants are satisfied with the disclosure and content of the financial statements to be presented to shareholders;

     (c) review the Corporation's audited financial statements and recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K;

     (d) review with the Corporation's independent accountants, the Corporation's internal auditor or the company performing the internal audit function, if any, and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable, in each case, placing particular emphasis on the adequacy of internal controls to expose any payment, transactions or procedures that might be deemed illegal or otherwise improper;

     (e) after consultation with the financial management of the Corporation, recommend to the Board the selection of the independent accountants, considering their independence and effectiveness, and (with management's recommendations) approve the fees and other compensation to be paid to the Corporation's independent accountants;

     (f) on an annual basis, review and discuss with the Corporation's independent accountants all significant relationships such accountants have with the Corporation to determine such accountants' independence;

     (g) review the performance of the Corporation's independent accountants and approve any proposed discharge of the Corporation's independent accountants when circumstances warrant;

     (h) periodically consult with the Corporation's independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements;

     (i) in consultation with the Corporation's independent accountants and internal auditors, if any, review the Corporation's financial reporting processes, both internal and external;

     (j) consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the Corporation's independent accountants, management or internal auditing department;

     (k) review with financial management of the Corporation and its independent accountants the results of their analysis of significant financial reporting issues and practices, including, without limitation, changes in, or adoptions of, accounting principles and disclosure practices;

     (l) review with financial management and the Corporation's independent accountants their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used;

     (m) review any significant disagreements among management and the Corporation's independent accountants or the internal auditing department or the company engaged to perform the internal audit function, if any, in connection with the preparation of the financial statements;

     (n) inquire whether management has a review system in place to ensure that the Corporation's financial statements and other reports filed with governmental organizations satisfy legal requirements;

     (o) report, together with the financial management of the Corporation, the results of the annual audit to the Board, and, if requested by the Board, invite the Corporation's independent accountants to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions; and

     (p) investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if in its judgment, that is appropriate.

                              V.   MISCELLANEOUS

           The Audit Committee may perform any other activities consistent with this Charter, the Corporation's Articles of Incorporation and Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                     *****

                                                                       EXHIBIT A

                  DEFINITION OF INDEPENDENCE FOR PURPOSES OF
                            AUDIT COMMITTEE SERVICE


     Members of the Audit Committee shall be considered "independent" if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation, including whether such members have:

     (a) been employed by the Corporation or its affiliates in the current or past three years;

     (b) accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits or non-discretionary compensation);

     (c) an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

     (d) been a partner, controlling shareholder or an executive officer of any for- profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (e) been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

                                                                      APPENDIX B

                             ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION
                                OF ABC BANCORP


     Pursuant to the provisions of Section 14-2-1006 of the Georgia Business Corporation Code, as amended (the "Code"), the undersigned, on behalf of ABC BANCORP, a Georgia corporation (the "Corporation"), hereby submits the following information:

     1.   The name of the Corporation is ABC Bancorp.


     2. The amendment to the Articles of Incorporation of the Corporation was recommended by the Board of Directors of the Corporation to the Shareholders on March 20, 2001.

     3. The following amendment to the Articles of Incorporation of the Corporation was duly adopted by the Shareholders of the Corporation, pursuant to
Section 14-2-1003 of the Code and in accordance with Section 14-2-1006 of the Code, on May 15, 2001.

     4. Effective as of the date hereof, the Articles of Incorporation of the Corporation are hereby amended by deleting Article V thereof in its entirety and adding the following Article V thereto:

                                      "V.

          The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 35,000,000 shares which are to be divided into two classes as follows:

               30,000,000 shares of Common Stock, par value $1.00 per share; and

               5,000,000 shares of Preferred Stock.

          The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the corporation and set forth in the resolution or restrictions providing for the creation and issuance of the stock in such series."

     4. All other provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect.

     5. The effective time and date of these Articles of Amendment shall be upon filing.


     EXECUTED this ____ day of _____________, 2001.


                                    ABC BANCORP



                               By:______________________________
                                    Kenneth J. Hunnicutt
                                    Chief Executive Officer and President


ATTEST:

_________________________
Cindi H. Lewis
Secretary

                                  ABC Bancorp
                             24 2/nd/ Avenue, S.E.
                            Moultrie, Georgia 31768

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Doyle Weltzbarker and Kenneth J. Hunnicutt, and each of them, with full power of substitution, the proxies and attorneys of the undersigned at the Annual Meeting of Shareholders of ABC Bancorp (the "Annual Meeting") to be held on Tuesday, May 15, 2001, at Sunset Country Club, Thomasville Highway, Moultrie, Georgia, at 4:15 p.m., local time, and at any adjournment or postponement thereof, and hereby authorizes them to vote as designated below at the Annual Meeting all the shares of Common Stock of ABC Bancorp held of record by the undersigned as of March 22, 2001. The undersigned hereby acknowledges receipt of the Annual Report of the Company for the fiscal year ended December 31, 2000 and the Notice of Annual Meeting and Proxy Statement of the Company for the Annual Meeting.

I. Election of the following nominees to the Board of Directors in Class I for three-year terms of office:

[_]  FOR all nominees listed                       [_]  WITHHOLD AUTHORITY
     below (except as marked                            to vote for all nominees
     to the contrary below)                             listed below

                                    Class I
                                    -------

     Johnny W. Floyd               Daniel B. Jeter               Mark D. Thomas

Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below. If this Proxy is executed by the undersigned in such manner as not to withhold authority to vote for the election of any nominee, this Proxy shall be deemed to grant such authority.

II. To amend and restate Article V of the Company's Articles of Incorporation to increase the number of authorized shares of Common stock thereunder to 30,000,000:

     [_] FOR            [_]     AGAINST         [_]   ABSTAIN


III. To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC, as the Company's independent accountants for the fiscal year ended December 31, 2000:

     [_] FOR            [_]     AGAINST         [_]   ABSTAIN

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of each nominee and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


          Print Name(s):  _________________________________________

          Signature:      _________________________________________

          Signature If
          Held Jointly:   _________________________________________

          Dated:          _______________________________, 2001


     Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.

                                       2